EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of The Coastal Corporation on Form S-3 of our report dated February 4, 1999, appearing in the Annual Report on Form 10-K of The Coastal Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
June 18, 1999